Exhibit 10.1

FULL AND FINAL SETTLEMENT AND RELEASE AGREEMENT

THIS FULL AND FINAL SETTLEMENT AND RELEASE AGREEMENT (“Agreement”) is entered into as of December 23, 2020 (“Effective Date”) by and among Dimension Energy Services, LLC (“Dimension”), Sunbelt Tractor & Equipment Company (“Sunbelt”), Sanchez Oil & Gas Corporation (“Sanchez O&G”), Mesquite Energy, Inc. f/k/a Sanchez Energy Corporation (“MEI”), Sanchez Midstream Partners LP (“SNMP”), Seco Pipeline, LLC (“Seco”), and Sanchez Midstream Partners GP, LLC (“SNMGP”).  Dimension, Sunbelt, Sanchez O&G, SNMP, Seco, SNMGP, and MEI may be referred to together as the “Parties.”

WHEREAS, the Parties acknowledge that bona fide disputes and controversies exist between them, both as to liability and the amount thereof, arising out of work performed by Dimension and materials and equipment provided by Sunbelt on the SECO Pipeline in Webb and LaSalle Counties, Texas (the “Project”), the subject matter of which is more fully set forth in the pleadings in the cases styled:

●	No. 2017-85247, Dimension Energy Services, LLC v. Sanchez Oil & Gas Corporation, et al., in the 165th Judicial District Court of Harris County, Texas;

●	No. 2018-CVI-001651D1, Sunbelt Tractor & Equipment Company v. Dimension Energy Services, LLC, et al., in the 49th Judicial District Court of Webb County, Texas;

●	No. 2018CVI0011651D1-A, Sunbelt Tractor & Equipment Company v. Dimension Energy Services, LLC, in the 49th Judicial District Court of Webb County, Texas; and

●	No. 18-08-00177-CVL, Sunbelt Tractor & Equipment Company v. Dimension Energy Services, LLC, et al., in the 81st Judicial District Court of La Salle County, Texas

(collectively, the “Lawsuits”), which pleadings are incorporated herein by reference.  In addition, the Parties acknowledge that Dimension and Sunbelt have filed certain affidavits asserting liens against the Project’s oil, gas, pipeline, and other mineral property that encompasses the Project which is more specifically described in the affidavits (the “Lien Affidavits”), and that certain other of Dimension’s subcontractors, suppliers, vendors, and/or other third parties have either filed Lien Affidavits claiming liens on the Project, or have asserted claims and/or brought suit for unpaid work performed or materials supplied for the Project (“Third Party Claims”).

WHEREAS, the Parties wish to compromise and settle all disputes and claims arising out of or related to the Project, the Lawsuits, and the Lien Affidavits.  It is understood between the Parties that Dimension, Sanchez O&G, MEI, and SNMP have expressly denied, and continue to deny all material allegations made against them in the Lawsuits, and nothing in this Agreement shall be construed as an admission of liability by any Party, all such liability being expressly denied.

NOW, THEREFORE, in consideration of the recitals specified above, the mutual covenants, promises, undertakings and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby agreed to and acknowledged, the Parties, with intent to be legally obligated hereunder, do hereby agree as follows:

1.	SNMP agrees to pay or cause to be paid, and Dimension agrees to accept, One Million Two Hundred and Ninety-Six Thousand Dollars ($1,296,000.00) (the “Dimension Settlement Amount”), in full and final compromise and settlement of any and all claims made by Dimension against Sanchez O&G, MEI, and/or SNMP in connection with the Lawsuits, the Project, the Lien Affidavits, and the Third Party Claims. The Dimension Settlement Amount shall be paid by wire transfer on or before December 30, 2020 to the IOLTA account of attorneys for Dimension set forth below, to be held in trust pending satisfaction of the requirements of paragraph 3 of this Agreement:

U.S. Bank National Association

800 Nicollet Mall

Minneapolis, MN 55402

ABA Routing Number: 091000022

Account Number: 1602-3010-8765

Account Name: Dorsey & Whitney LLP Trust Account

Message: Dimension Energy Services – 513199

2.	SNMP agrees to pay or cause to be paid, and Sunbelt agrees to accept, Three Hundred and Fifty-Four Thousand Dollars ($354,000.00) (the “Sunbelt Settlement Amount”), in full and final compromise and settlement of any and all claims made by Sunbelt against Dimension, Sanchez O&G, MEI, and/or SNMP in connection with the Lawsuits, the Project, the Lien Affidavits, and the Third Party Claims. The Sunbelt Settlement Amount shall be paid on or before December 30, 2020 to the IOLTA account of attorneys for Sunbelt, to be held in trust pending satisfaction of the requirements of paragraph 4 of this Agreement:

Compass Bank – Houston

ABA Routing Number: 113010547

Account Number: 36223421

Account Name: Timothy R. Ploch, P.C.

Message: Sunbelt Tractor & Equipment Company/Dimension 8584

3.	Within ten (10) days of receipt of the Dimension Settlement Amount as set forth in paragraph 1, Dimension shall furnish Sanchez O&G, MEI, and SNMP with lien releases for all Lien Affidavits filed by Dimension in connection with the Project and/or the Lawsuits.

4.	Within ten (10) days of receipt of the Sunbelt Settlement Amount as set forth in paragraph 2, Sunbelt shall furnish Sanchez O&G, MEI, and SNMP with lien releases for all Lien Affidavits filed by Sunbelt in connection with the Project and/or the Lawsuits.

5.	Within two (2) days of receipt of the Dimension Settlement Amount as set forth in paragraph 1, Dimension shall withdraw all proofs of claim, including, but not limited to Claim Numbers 73, 74, and 75, that Dimension filed against Sanchez Energy Corporation in Bankruptcy Case No. 19-34508, In re Sanchez Energy Corporation, et al.

6.	The following release is effective immediately upon payment of the Dimension Settlement Amount by SNMP in accordance with paragraph 1 of this Agreement:

a.	Dimension, on behalf of itself and its present and former affiliates, representatives, officers, directors, managers, owners, subsidiaries and parent corporations, predecessors, successors and assigns, employees, partners, members, shareholders, attorneys and agents acting on its behalf, hereby irrevocably and unconditionally RELEASES, ACQUITS, and FOREVER DISCHARGES Sanchez O&G, MEI, and SNMP, and each of their past, present, and future owners, parent entities, members, officers, directors, managers, subsidiaries, attorneys, agents, employees, representatives, advisors, affiliates, partners, predecessors and successors in interest, assigns, benefit plans, any other persons or firms for whose acts or omissions Sanchez O&G, MEI, and/or SNMP could be legally responsible, (collectively, the “Sanchez Released Parties”), and Sunbelt and each of its past, present, and future owners, parent entities, members, officers, directors, subsidiaries, attorneys, agents, employees, representatives, advisors, affiliates, partners, predecessors and successors in interest, assigns, benefit plans, any other persons or firms for whose acts or omissions Sunbelt could be legally responsible, (collectively, the “Sunbelt Released Parties”) from any and all charges, demands, complaints, claims, liens, obligations, liabilities, or causes of action, known or unknown, fixed or contingent, liquidated or unliquidated, that Dimension had, now has, might have had, or might have in the future against the Sanchez Released Parties or the Sunbelt Released Parties as of the execution date of this Agreement arising out of or related to the Lawsuits, the Project, and the Lien Affidavits, whether or not asserted in the Lawsuits.

7.	The following release is effective immediately upon payment of the Sunbelt Settlement Amount by SNMP in accordance with paragraph 1 of this Agreement:

a.	Sunbelt, on behalf of itself and its present and former affiliates, representatives, officers, directors, managers, owners, subsidiaries and parent corporations, predecessors, successors and assigns, employees, partners, members, shareholders, attorneys and agents acting on its behalf, hereby irrevocably and unconditionally RELEASES, ACQUITS, and FOREVER DISCHARGES Dimension, Sanchez O&G, MEI, SNMP, Seco, SNMGP, and each of their past, present, and future owners, parent entities, members, officers, directors, managers, subsidiaries, attorneys, agents, employees, representatives, advisors, affiliates, partners, predecessors and successors in interest, assigns, benefit plans, any other persons or firms for whose acts or omissions Dimension, Sanchez O&G, MEI, SNMP, Seco, or SNMGP could be legally responsible, (collectively, the “Defendant Released Parties”), from any and all charges, demands, complaints, claims, judgments, liens, obligations, liabilities, or causes of action, known or unknown, fixed or contingent, liquidated or unliquidated, that Sunbelt had, now has, might have had, or might have in the future against the Defendant Released Parties as of the execution date of this Agreement arising out of or related to the Lawsuits, the Project, and the Lien Affidavits, whether or not asserted in the Lawsuits.

8.	The following release is effective immediately upon receipt of the Lien Releases in accordance with paragraphs 3 and 4 of this Agreement:

a.	With regard to the Lien Releases in paragraph 3, Sanchez O&G, MEI, and SNMP, on behalf of themselves and their present and former affiliates, representatives, officers, directors, managers, owners, subsidiaries and parent corporations, predecessors, successors and assigns, employees, partners, members, shareholders, attorneys and agents acting on their behalf, hereby irrevocably and unconditionally RELEASE, ACQUIT, and FOREVER DISCHARGE Dimension, and each of its past, present, and future owners, parent entities, members, officers, directors, managers, subsidiaries, attorneys, agents, employees, representatives, advisors, affiliates, partners, predecessors and successors in interest, assigns, benefit plans, any other persons or firms for whose acts or omissions Dimension could be legally responsible, (collectively, the “Dimension Released Parties”), from any and all charges, demands, complaints, claims, liens, obligations, liabilities, or causes of action, known or unknown, fixed or contingent, liquidated or unliquidated, that Sanchez O&G, MEI, and/or SNMP had, now has, might have had, or might have in the future against the Dimension Released Parties as of the execution date of this Agreement arising out of or related to the Lawsuits, the Project, and the Lien Affidavits, whether or not asserted in the Lawsuits.

b.	With regard to the lien releases in paragraph 4, Sanchez O&G, MEI, SNMP, Seco, and SNMGP, on behalf of themselves and their present and former affiliates, representatives, officers, directors, owners subsidiaries and parent corporations, predecessors, successors and assigns, employees, partners, members, shareholders, attorneys and agents acting on their behalf, hereby irrevocably and unconditionally RELEASE, ACQUIT, and FOREVER DISCHARGE Sunbelt, and the Sunbelt Released Parties from any and all charges, demands, complaints, claims, liens, obligations, liabilities, or causes of action, known or unknown, fixed or contingent, liquidated or unliquidated, that Sanchez O&G, MEI, SNMP, Seco, and/or SNMGP had, now has, might have had, or might have in the future against the Sunbelt Released Parties as of the execution date of this Agreement arising out of or related to the Lawsuits, the Project, and the Lien Affidavits, whether or not asserted in the Lawsuits

9.	INDEMNITY - Dimension represents and warrants to Sanchez O&G, MEI, and SNMP that Dimension has not assigned, conveyed, or transferred, or attempted or purported to assign, convey, or transfer, in any manner or degree whatsoever, to any person or entity, any rights, claims or remedies against Sanchez O&G, MEI, and SNMP or any rights, claims or remedies released in this Agreement (the “Dimension Released Claims”). Dimension covenants and agrees not to sue any Released Party in any court or tribunal and not to file or aid in the institution or prosecution of any action, lawsuit, or cause of action (whether by direct action, counterclaim, cross claim, or interpleader) regarding any of the Dimension Released Claims, and that it is forever barred from asserting or bringing or aiding in the bringing of any claim asserting a Dimension Released Claim.

Dimension also represents to Sanchez O&G, MEI, and SNMP that upon receipt of the Lien Releases set forth in Paragraph 3 of this Agreement, there are no liens, interests, demands for payments, or subrogation rights possibly enforceable against the proceeds of this settlement or against Sanchez O&G, MEI, and/or SNMP in connection with this settlement, the Project, or the Lawsuits.  If any such Dimension Released Claim, lien, interests or subrogation rights, whether known or unknown as of the execution of this Agreement, are asserted against the settlement proceeds, the Project, or against Sanchez O&G, MEI, and/or SNMP in connection with this settlement, then, in consideration of the obligations provided herein, Dimension covenants to defend, indemnify and hold harmless Sanchez O&G, MEI, and SNMP for any costs, expenses, reasonable attorney’s fees, claims, actions or judgments resulting from the assertion or enforcement of such Dimension Released Claim, lien, interest, or subrogation right of whatever nature or character which may be asserted by any person, firm, corporation, or entity claiming by, through, or under Dimension, in any manner arising from the Lawsuits, the Project, or the Lien Affidavits.

ThESE indemnity provisionS applY even if such claims, demands, judgments, actions, or causes of action, were caused in whole or in part by any act, omission, negligence, gross negligence, malice, intentional conduct, violation of statute or common law, violation of any regulation, or any conduct by or on BEHALF OF ANY OF THE PERSONS OR ENTITIES INDEMNIFIED HEREUNDER related to or arising out of the WORK PERFORMED BY DIMENSION AND/OR ITS SUBCONTRACTORS, SUPPLIERS, OR VENDORS RELATING TO THE PROJECT. It is the intention of the parties that this indemnity provision shall survive the execution and completion of other obligations in this Agreement, and shall not require any additional payment or consideration as a condition precedent for recovery.

10.	Within ten (10) days of the Effective Date of this Agreement and the disbursement of the Dimension Settlement Amount and the Sunbelt Settlement Amount, the Parties are to file agreed joint motions and orders to dismiss the Lawsuits with prejudice and/or to release any judgment therein.

11.	Within ten (10) days of the Effective Date of this Agreement and the disbursement of the Sunbelt Settlement Amount, Sunbelt agrees to file a release of judgment in the Court from which it obtained its judgment against Dimension, and Sunbelt also agrees to file a release of abstract in every county in which it abstracted its judgment against Dimension. Sunbelt agrees to provide file-marked copies of the release of judgment and releases of abstract to counsel for Dimension.

12.	The Parties agree that all terms of settlement are confidential and shall not be disclosed except: (a) as necessary to comply with a properly served subpoena and Court order; (b) in the case of disclosure to professional advisor(s) and affiliates for financial planning, tax, and/or accounting purposes; (c) for purposes of negotiation and settlement by Dimension of claims by their subcontractors and vendors in connection with this Agreement or the Project; or (d) for purposes of financial, tax, and/or accounting reporting required by applicable governing documents, laws and regulations, but only to the extent necessary to comply with same.

13.	This Agreement is an integrated agreement that sets forth the entire agreement between the Parties and supersedes any and all prior agreements or understandings between the Parties with regard to the Lawsuits or the Project. This Agreement may not be modified other than by means of a written agreement signed by all of the Parties.

14.	Each of the signatories to this Agreement warrants that he/she is authorized and empowered to execute this Agreement. Dimension represents and warrants that they have not sold, assigned, transferred, or conveyed any of the claims covered by this Agreement. No representations, warranties, or promises have been relied on by any Party to this Agreement other than as set forth in this Agreement and exhibits.

15.	The Parties shall bear their own costs, expenses, and attorneys’ fees.

16.	In executing this Settlement and Release Agreement, Dimension, Sunbelt, Sanchez O&G, MEI, SNMP, Seco, and SNMGP have relied solely upon their own judgment, belief and knowledge and, to the extent they feel it is necessary, has sought the advice and recommendations of its own independently selected counsel concerning the nature, extent and duration of their rights and claims relating thereto, the rights affected by this Agreement, the form and content of this Agreement, and the advisability of entering into and executing the Agreement.

17.	This Agreement is binding upon, and fully enforceable against, any legal representatives or successors-in-interest of the Parties hereto.

18.	If any provision of this Agreement is held invalid, illegal or unenforceable, such shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein, but only to the extent of its invalidity, illegality or unenforceability.

19.	This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without regard to its principles regarding conflicts of laws. Likewise, any litigation arising out of or pertaining to this Agreement shall only be filed and prosecuted in the appropriate court of Houston, Harris County, Texas, that has subject matter jurisdiction (state or federal), which shall be the exclusive venue for any such litigation.

20.	This Agreement is the product of arms-length negotiations. This Agreement was jointly drafted by counsel for the Parties, and there shall not be a presumption or construction against any signatory.

21.	It is understood and agreed that the Parties do not intend by this Agreement to make any person or entity a third-party beneficiary, except as specifically and expressly provided for herein.

22.	This Agreement is being executed in multiple counterparts, and each will be considered to be an original. It shall not be necessary that all signatures appear on any one copy. Facsimile or electronic signatures shall be accepted as original signatures and shall be fully binding and enforceable on the Parties.

[SIGNATURE PAGES FOLLOW]

Dimension Energy Services, LLC

Dated: 12-22-20 By: /s/ David Johnson
David Johnson
 Chief Executive Officer

Sunbelt Tractor & Equipment Company

Dated: 12/22/2020 By: /s/ Kevin Gully
Kevin Gully
 President

Sanchez Oil & Gas Corporation

Dated: December 22, 2020 By: /s/ Alfredo Gutierrez

Alfredo Gutierrez
 Counsel

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Sanchez Midstream Partners LP

Dated: By: SNMP GP, LLC, Its General Partner

/s/ Gerald F. Willinger
Gerald F. Willinger
 Chief Executive Officer

Sanchez Midstream Partners GP LLC

Dated: /s/ Gerald F. Willinger
Gerald F. Willinger
 Chief Executive Officer

Seco Pipeline, LLC

Dated: /s/ Gerald F. Willinger
Gerald F. Willinger
 Chief Executive Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Mesquite Energy, Inc. f/k/a Sanchez Energy Corporation

Dated: December 22, 2020 By: /s/ Greg B. Kopel
Gregory B. Kopel
 Executive Vice President, General Counsel &

Corporate Secretary